                                                                   EXHIBIT 24(a)


                             CERTIFIED RESOLUTION OF

                               BOARD OF DIRECTORS


         I, Nancy V. Van Allen, Senior Assistant Secretary of Merck & Co., Inc., a Corporation duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted on November 28, 2000, at a meeting of the Directors of said Corporation held in the Town of Whitehouse Station, State of New Jersey, duly called in accordance with the provisions of the By-Laws of said Corporation, and at which a quorum of Directors was present:

               RESOLVED, that the proper officers of the Company are hereby authorized and directed on behalf of the Company to prepare, execute and file with the Securities and Exchange Commission (the "SEC") a Registration Statement and any and all amendments thereto, and any and all exhibits and other documents relating thereto or required by law or regulation in connection therewith, for the registration under the Securities Act of 1933 of the shares of Common Stock of the Company and an indeterminate amount of plan interests, which may be offered or sold to participants under the Merck-Medco Managed Care, L.L.C. 2001 Employee Stock Purchase Plan (the "Plan"), such Plan having been adopted by the Compensation and Benefits Committee of the Board of Directors of the Company effective December 31, 2000;

               RESOLVED, that Celia A. Colbert is hereby appointed and designated the person duly authorized to receive communication and notices from the SEC with respect to such Registration Statement or any amendments thereto and as agent for service of process;

               RESOLVED, that each officer, director or employee of the Company who may be required to execute such Registration Statement or any amendments thereto (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or on behalf of the Plans, or otherwise), is hereby authorized to execute a power of attorney appointing Celia A. Colbert and Kenneth C. Frazier, and each of them severally, his or her true and lawful attorney or attorneys to execute in his or her name, place and stead (in any such capacity) such Registration Statement and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the SEC, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers, directors and employees, or any


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         of them, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer, director or employee might or could do in person;

               RESOLVED, that the proper officers of the Company are hereby authorized and directed to arrange with the New York Stock Exchange and the Philadelphia Stock Exchange for the listing of the additional shares of the Common Stock of the Company to be issued in connection with the Plan; and

               RESOLVED, that the proper officers of the Company, with the advice of counsel, are hereby authorized to take any action and to execute and deliver any letters, documents, agreements or other instruments as they deem necessary, appropriate or desirable to carry out the purposes and intents of this Special Resolution.



        IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Corporation this 19th day of December, 2000.

                                        By:    /s/ Nancy V. Van Allen
                                               ---------------------------------
                                               Nancy V. Van Allen
                                               Senior Assistant Secretary

        [Corporate Seal]


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                                                                   EXHIBIT 24(b)


                                POWER OF ATTORNEY

        Each of the undersigned does hereby appoint CELIA A. COLBERT and KENNETH
C. FRAZIER, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting to the seal of the Company, or otherwise) a Registration Statement in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. and an indeterminate amount of interests in the plan which may be offered or sold pursuant to the plan covered by this Registration Statement, including amendments thereto and all other documents in connection therewith.

        IN WITNESS WHEREOF, this instrument has been duly executed as of the 28th day of November, 2000.



                                        MERCK & CO., INC.


                                        By:    /s/ Raymond V. Gilmartin
                                               ---------------------------------
                                               Raymond V. Gilmartin
                                               Chairman of the Board, President
                                               & Chief Executive Officer


                                               /s/ Judy C. Lewent
                                               ---------------------------------
                                               Judy C. Lewent
                                               Senior Vice President & Chief
                                               Financial Officer
                                               (Principal Financial Officer)

                                               /s/ Richard C. Henriques, Jr.
                                               ---------------------------------
                                               Richard C. Henriques, Jr.
                                               Vice President, Controller
                                               (Principal Accounting Officer)


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
                                    DIRECTORS


        /s/ H. Brewster Atwater, Jr.           /s/ William B. Harrison, Jr.
        ----------------------------           -----------------------------
        H. Brewster Atwater, Jr.               William B. Harrison, Jr.


        /s/ Lawrence A. Bossidy                /s/ William N. Kelley
        ----------------------------           -----------------------------
        Lawrence A. Bossidy                    William N. Kelley


        /s/ William G. Bowen                   /s/ Heidi G. Miller
        ----------------------------           -----------------------------
        William G. Bowen                       Heidi G. Miller


                                               /s/ Edward M. Scolnick
        ----------------------------            ----------------------------
        Johnnetta B. Cole                      Edward M. Scolnick


        /s/ Lloyd C. Elam                      /s/ Anne M. Tatlock
        ----------------------------            ----------------------------
        Lloyd C. Elam                          Anne M. Tatlock


                                               /s/ Samuel O. Thier
        ----------------------------           -----------------------------
        Carleton S. Fiorina                    Samuel O. Thier


        /s/ Niall FitzGerald                   /s/ Dennis Weatherstone
        ----------------------------           -----------------------------
        Niall FitzGerald                       Dennis Weatherstone


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